                                                                   Exhibit 10.11









                                   MELLON BANK

                      SENIOR EXECUTIVE LIFE INSURANCE PLAN

                            Effective January 1, 1993

                       Amended Effective November 16, 1996

                       Amended Effective January 15, 1999

                                TABLE OF CONTENTS

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                                                                               PAGE
                                                                               ----
PREAMBLE                                                                         1

ARTICLE I                                                                        1

         DEFINITIONS                                                             1

                  1.1      Affiliates                                            1
                  1.2      Base Salary                                           1
                  1.3      Beneficiary                                           1
                  1.4      Benefit Commencement Date                             1
                  1.5      Board                                                 2
                  1.6      Change in Control                                     2
                  1.7      Code                                                  2
                  1.8      Committee                                             2
                  1.9      Company                                               2
                  1.10     Coverage Adjustment Date                              2
                  1.11     Disability                                            2
                  1.12     Economic Benefit                                      2
                  1.13     Effective Date                                        2
                  1.14     Eligible Employee                                     2
                  1.15     Employee                                              3
                  1.16     Human Resources Committee                             3
                  1.17     Insurance Company                                     3
                  1.18     Net Cumulative Premiums                               3
                  1.19     Participant                                           3
                  1.20     Participation Agreement                               3
                  1.21     Plan                                                  3
                  1.22     Plan Year                                             3
                  1.23     Policy                                                3
                  1.24     Retirement                                            3
                  1.25     Subsidiary                                            4
                  1.26     Years of Service                                      4

ARTICLE II                                                                       4

         PARTICIPATION                                                           4

                  2.1      Participation                                         4
                  2.2      Insurability                                          4
                  2.3      Commencement of Coverage                              5
                  2.4      Increases in Coverage                                 5


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
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
                  2.5      Declining Coverage                                    5
                  2.6      Relation to Other Plans                               5

ARTICLE III                                                                      5

         LIFE INSURANCE COVERAGE                                                 5

                  3.1      Amount of Insurance                                   5
                  3.2      Disability                                            6
                  3.3      Insurance Contract                                    7
                  3.4      Interests in Cash Value                               7
                  3.5      Policy Withdrawals and Loans                          10
                  3.6      Surrender or Cancellation of Policy                   11
                  3.7      Continuation of Policy after Retirement or
                           Termination of Employment                             11
                  3.8      No Assignment                                         11
                  3.9      Payment of Premiums and Contributions                 11
                  3.10     Form of Death Benefit                                 12

ARTICLE IV                                                                       12

         OPTION TO RETAIN INSURANCE POLICY ON TERMINATION OF EMPLOYMENT          12

ARTICLE V                                                                        13

         OPTION TO RETAIN INSURANCE POLICY IN CERTAIN EVENTS                     13

                  5.1      Option to Retain Policy                               13
                  5.2      Elimination of Coverage                               13
                  5.3      Change in Control                                     14

ARTICLE VI                                                                       15

         BENEFICIARY DESIGNATION                                                 15

                  6.1      Designation of Beneficiary                            15
                  6.2      Failure to Designate Beneficiary                      16

ARTICLE VII                                                                      16

         ADMINISTRATION                                                          16

                  7.1      Administrator                                         16
                  7.2      Powers and Duties                                     16


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
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
                  7.3      Procedures                                            18
                  7.4      Establishment of Rules                                19
                  7.5      Limitation of Liability                               19
                  7.6      Compensation and Insurance                            19
                  7.7      Removal and Resignation                               20
                  7.8      Claims Procedure                                      20

ARTICLE VIII                                                                     20

         AMENDMENT AND TERMINATION OF PLAN                                       20

ARTICLE IX                                                                       20

         MISCELLANEOUS                                                           20

                  9.1      Restriction on Assignment                             20
                  9.2      Tax Liability and Withholding                         21
                  9.3      ERISA Plan                                            21
                  9.4      Employment Not Guaranteed                             21
                  9.5      Protective Provisions                                 21
                  9.6      Gender, Singular & Plural                             22
                  9.7      Captions                                              22
                  9.8      Validity                                              22
                  9.9      Notices and Elections                                 22
                  9.10     Applicable Law                                        23
                  9.11     Waiver of Breach                                      23
                  9.12     Benefit                                               23



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                                   MELLON BANK

                      SENIOR EXECUTIVE LIFE INSURANCE PLAN


                                    PREAMBLE

         The purpose of this Mellon Bank Senior Executive Life Insurance Plan (the "Plan") is to provide life insurance coverage for eligible senior executive employees of Mellon Bank, N.A. (the Company) and its Affiliates. The Plan will be effective as of January 1, 1993.

                                    ARTICLE I

                                   DEFINITIONS

When used herein, the following words shall have the following meanings unless the content clearly indicates otherwise:

         1.1 Affiliates. "Affiliates" means Mellon Bank Corporation and its Subsidiaries.

         1.2 Base Salary. "Base Salary" means (i) an active Employee's annual base salary as of the last Coverage Adjustment Date preceding his death and (ii) a retired Employee's annual base salary immediately preceding his termination of employment with the Company or its Affiliates. Annual base salary excludes all bonuses, incentive and supplemental compensation and other payments and benefits, except fixed base salary.

         1.3 Beneficiary. "Beneficiary" means the person or persons designated as such in accordance with Article VI.

         1.4 Benefit Commencement Date. "Benefit Commencement Date" means the date on which payment of a Participant's retirement benefits have commenced under all of the following plans or agreements of the Company which apply to the
Participant: (i) Mellon Bank Retirement Plan, (ii) Mellon Bank IRC Section 401(a)(17) Plan, (iii) Mellon Bank Benefit Restoration Plan

(which provides benefits in excess of the limits under Section 415 of the Code),
(iv) employment agreement, and (v) any other non-qualified retirement benefit plans.

         1.5 Board. "Board" means the Board of Directors of Mellon Bank Corporation or any committee thereof acting within the scope of its authority.

         1.6 Change in Control. "Change in Control" shall have the meaning set forth in Section 5.3.

         1.7 Code. "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

         1.8 Committee. "Committee" means the Corporate Benefits Committee of Mellon Bank Corporation appointed to administer the Plan pursuant to Article VII.

         1.9 Company. "Company" means Mellon Bank, N.A. and, whenever applicable, its Affiliates.

         1.10 Coverage Adjustment Date. "Coverage Adjustment Date" means the date during each year, selected by the Committee from time to time in its discretion, on which changes or increases in coverage will take effect.

         1.11 Disability. "Disability" means a condition that qualifies as a disability under the Mellon Bank Group Long-Term Disability Plan.

         1.12 Economic Benefit. "Economic Benefit" means the value of the economic benefit of life insurance coverage under this Plan for income tax purposes, determined based on revenue rulings issued by the Internal Revenue Service and other applicable authorities.

         1.13 Effective Date. "Effective Date" means January 1, 1993.

         1.14 Eligible Employee. "Eligible Employee" means an Employee who is designated by the Human Resources Committee to participate in the Plan.


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         1.15 Employee. "Employee" means any person employed by the Company or its Affiliates on a regular full-time salaried basis, including officers of the Company.

         1.16 Human Resources Committee. "Human Resources Committee" means the Human Resources Committee of the Board.

         1.17 Insurance Company. "Insurance Company" means an insurance company selected by the Company to provide coverage for Participants pursuant to the terms of the Plan.

         1.18 Net Cumulative Premiums. "Net Cumulative Premiums" means premiums paid by the Company on a Policy net of (i) reimbursements or contributions to premiums on the Policy made by a Participant and (ii) any withdrawals or loans from cash value of the Policy made to the Company with the written consent of the Participant.

         1.19 Participant. "Participant" means an Eligible Employee who has completed the underwriting requirements of the Insurance Company and who is notified by the Company that he is participating in the Plan in accordance with the provisions of Article II.

         1.20 Participation Agreement. "Participation Agreement" means a written agreement between the Company and the Participant under which the Participant agrees to participate in the Plan pursuant to section 2.1.

         1.21 Plan. "Plan" means this Senior Executive Life Insurance Plan as set forth in this document and as the same may be amended, administered or interpreted from time to time.

         1.22 Plan Year. "Plan Year" means the calendar year.

         1.23 Policy. "Policy" means a life insurance policy providing coverage under this Plan.

         1.24 Retirement. "Retirement" means termination of a Participant's employment with the Company or its Affiliates for reasons other than death or Disability after the Participant has


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


either (i) attained age fifty-five (55) and completed at least five (5) Years of Service or (ii) attained age sixty-five (65) and completed at least one (1) Year of Service.

         1.25 Subsidiary. "Subsidiary" means a corporation the majority of the outstanding stock of which is owned directly or indirectly by Mellon Bank Corporation.

         1.26 Years of Service. "Years of Service" means a Participant's actual years of service, unless otherwise determined by the Human Resources Committee.

                                   ARTICLE II

                                  PARTICIPATION

         2.1 Participation. Any Eligible Employee may enroll in the Plan by completing a Participation Agreement, the underwriting requirements of the Insurance Company and any other enrollment steps required by the Company for coverage to begin. An Eligible Employee shall become a Participant in the Plan when he has been notified in writing that his participation is approved by the Company and after he files an election under Section 83(b) of the Code with the Internal Revenue Service and a similar election with any appropriate state tax agency. Coverage under this Plan shall not commence, and no transfer of any Policy to the Participant shall be effective, until the Participant files such election. During a leave of absence, coverage will remain in effect for a maximum of ninety (90) days.

         2.2 Insurability. Eligible Employees are not automatically entitled to all insurance coverage offered under the Plan. Each Eligible Employee will be covered up to the amount of guarantee issue determined by the Insurance Company, but must satisfy the Insurance Company's requirements for obtaining additional insurance before he becomes covered for additional amounts under the Plan.


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

         2.3 Commencement of Coverage. Subject to the limitations of Sections
2.1 and 2.2, (i) an Employee who is an Eligible Employee on January 1, 1993 will be covered under the Plan as of January 1, 1993, and (ii) any other Eligible Employee will be covered under the Plan when coverage is approved by the Insurance Company.

         2.4 Increases in Coverage. When a Participant's Base Salary is increased, the amount of his life insurance coverage under this Plan will increase on the next Coverage Adjustment Date, except as provided in this
Section 2.4. Any increase in coverage will not take effect until such additional coverage is approved by the Insurance Company, and a Participant may be required to satisfy the Insurance Company's requirements for obtaining additional insurance before he becomes covered for an additional amount of life insurance coverage under the Plan. A Participant's coverage under the Plan will be limited to the coverage issued by the Insurance Company.

         2.5 Declining Coverage. An Eligible Employee may decline coverage under the Plan. However, any such Eligible Employee will be required to satisfy the Insurance Company's requirements for obtaining insurance before he may become covered under the Plan at a later date.

         2.6 Relation to Other Plans. Eligible Employees shall be limited to non-contributory life insurance coverage of $50,000 under the Company's group term life insurance plan.

                                   ARTICLE III

                             LIFE INSURANCE COVERAGE

         3.1 Amount of Insurance. The amount of life insurance coverage which will be payable to the Beneficiary designated by the Participant will be determined based on the employment status of the Participant with the Company at the time of his death. In each case, there will be subtracted fifty thousand dollars ($50,000) which is payable under the group term life insurance plan covering the Participant maintained by the Company. Subject to the foregoing adjustment, the amounts of life insurance coverage under this Plan are as follows:

                  (a) During Employment. While employed with the Company, a Participant will have life insurance coverage equal to two (2) times his Base Salary. No additional death benefit will be payable on account of any interest of the Participant in the cash value of any Policy in the event of the Participant's death during employment with the Company.

                  (b) After Retirement or Termination of Employment After Completing 5 Years of Service. After Retirement from the Company (or following termination of employment after completing five (5) Years of Service), a Participant will have life insurance coverage equal to (i) one (1) times his final Base Salary plus (ii) the Participant's remaining interest in cash value at the time of his death in Policies under this Plan (as determined under Section 3.4(b)(i) hereof).

                  (c) Limitation on Amount of Coverage. The amount of life insurance coverage under the Plan will be limited to the amount of coverage issued by the Insurance Company on the Participant under this Plan.

         3.2 Disability. If a Participant suffers a Disability, the Participant's life insurance coverage will be continued by the Company during the period of Disability until the Participant reaches age sixty-five (65) or begins to receive benefits under the Mellon Bank Retirement Plan, whichever is sooner. All premiums for this coverage will be paid by the Company. When a disabled Participant reaches age sixty-five (65) or begins to receive benefits under the Mellon Bank Retirement Plan, whichever is sooner, the Participant will continue to have life insurance coverage equal to one (1) times his final Base Salary on the date of his Disability, as if he had retired from employment with the Company.


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


         3.3 Insurance Contract. To provide the insurance coverage under the Plan, the Company shall acquire one or more insurance policies ("Policies") on the life of each Participant and transfer ownership of such Policy or Policies to the Participant. Within thirty (30) days after the transfer of any such Policy, the Participant will file an election under Section 83(b) of the Code with the Internal Revenue Service and a similar election with any appropriate state tax agency.

         Except as otherwise specifically provided, the Participant will be the owner and hold all the incidents of ownership in each Policy for which he is designated the owner pursuant to a split dollar life insurance agreement entered into by the Participant and the Company under this Plan. In consideration of the Company's payment of premiums on the Policy pursuant to Section 3.9 of this Plan, the Participant will assign rights in cash value and death benefits under the Policy to the Company as collateral under a form of collateral assignment consistent with the terms of the Plan.

         The Participant may specify in writing to the Company the Beneficiary or Beneficiaries for his life insurance coverage under this Plan. Upon receipt of a written request from the Participant, the Company will immediately take such action as shall be necessary to implement such Beneficiary designation. Any death benefits under Policies on the life of the Participant owned by the Company that exceed the amount payable to the Participant's Beneficiary under this Plan shall be payable to the Company.

         3.4 Interests In Cash Value. The respective interests of the Company and the Participant in the cash value of Policies which are owned by the Participant shall be as follows:

                  (a) During Employment.


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

                           (i) Company's Interest In Cash Value During
Employment. While the Participant is employed with the Company, the Company's interest in the cash value of any Policy shall be limited to the lesser of the cash value of the Policy or the Net Cumulative Premiums paid by the Company on the Policy. The Company shall further be entitled to increases in cash value in an amount equal to any mortality or other expenses incurred for the benefit of the Company which are charged against cash value of the Policy, and any such charges shall, in turn, be deducted from the Company's interest in cash value of the Policy. The Company shall also be entitled to any interest in cash value of the Policy which is forfeited by the Participant, as provided below.

                           (ii) Participant's Interest In Cash Value During
Employment. While the Participant is employed with the Company, the Participant's interest in the cash value of any Policy shall be the balance of the cash value of the Policy in excess of the Company's interest in cash value pursuant to Section 3.4(a)(i) above.

         The Participant shall at all times be 100% vested in cash value under a Policy in an amount equal to his cumulative reimbursements to the Company for the Economic Benefit of his coverage. The Participant will become vested in the Participant's additional interest in cash value after completing five (5) Years of Service.

                  (b) After Retirement or Termination of Employment After Completing 5 Years of Service.

                           (i) Participant's Interest In Cash Value After
Retirement or Termination of Employment After Completing 5 Years of Service. The Participant's interest in the cash value of any Policy will increase on a pro-rata basis following Retirement or termination of employment after completing five (5) Years of Service. After either of these events, all future net increases in cash value of the Policy during any year will be allocated between the Participant and the Company on a pro-rata basis in proportion to their respective interests in the cash value of the Policy during such year. Any withdrawals of cash value from the Policy by the Participant will reduce the Participant's interest in the cash value of the Policy. Net increases in cash value shall be determined after deducting mortality and other expenses which are charged against cash value of the Policy.

                           (ii) Company's Interest In Cash Value after
Retirement or Termination of Employment After Completing 5 Years of Service. After a Participant's Retirement or termination of employment after completing five (5) Years of Service, the Company's interest in the cash value of any Policy shall be the balance of the cash value of the Policy in excess of the Participant's interest in cash value pursuant to Section 3.4(b)(i) above, including the Company's portion of increases in cash value after the Participant's Retirement or termination of employment. The Company shall also be entitled to increases in cash value in an amount equal to any mortality or other expenses incurred for the benefit of the Company which are charged against cash value of the Policy, and any such charges shall, in turn, be deducted from the Company's interest in cash value of the Policy.

                  (c) After Other Termination of Employment.

                           (i) Participant's Interest in Cash Value after Other
Termination of Employment. If the Participant terminates employment with the Company before Retirement and prior to completing five (5) Years of Service, the Participant shall forfeit his interest in the cash value of each Policy which is owned by the Participant except for an amount equal to his cumulative reimbursements to the Company for the Economic Benefit of his coverage.

                           (ii) Company's Interest in Cash Value after Other
Termination of Employment. If the Participant terminates employment with the Company before Retirement and prior to completing five (5) Years of Service, the Company's interest in the cash value of any Policy shall be the balance of the cash value of the Policy in excess of the Participant's interest in cash value pursuant to Section 3.4(c)(i) above, including the portion of the cash value of the Policy which is forfeited by the Participant.

                  (d) Minimum Company Interest in Cash Value. Notwithstanding any other provision of this Plan to the contrary, at no time shall the Company's interest in the cash value of any Policy ever be less than the cash value of the Policy on the date when the Policy is transferred by the Company to the Participant. This is a restriction which by its terms will never lapse.

         3.5 Policy Withdrawals and Loans.

                  (a) Policy Withdrawals and Loans by Company. The Company shall have no right to make withdrawals of cash value or prepaid premiums or obtain loans from any Policy which is owned by a Participant at any time during the Participant's lifetime, without the prior written consent of the Participant.

                  (b) Policy Withdrawals and Loans by Participant. A Participant shall have no right to make withdrawals or obtain loans from any Policy before his Benefit Commencement Date. After his Benefit Commencement Date a Participant shall have the right to make withdrawals of his interest in the cash value of any Policy (or obtain loans from the Participant's interest in the cash value of any Policy, provided interest is paid on such loans on an annual basis). The Participant's death benefit under any Policy shall be reduced by withdrawals (and the unpaid principal and interest on any loans) under the Policy taken by the Participant.


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

         3.6 Surrender or Cancellation of Policy. In the event of the surrender or cancellation of a Policy which is owned by a Participant, the Participant shall be entitled to receive a portion of the cash surrender value equal to his vested interest in the cash value of the Policy based on his employment status with the Company at the time (as determined under Section 3.4 hereof), unless the Company substitutes another Policy which is satisfactory to the Participant. The balance of the cash surrender value, if any, shall belong to the Company.

         3.7 Continuation or Split of Policy after Retirement or Termination of Employment. The Company shall continue the life insurance coverage for the Participant after his Retirement (or following termination of employment after completing five (5) Years of Service) in the same form and subject to the same terms and provisions of this Plan as if he remained employed with the Company, except that the total amount of coverage for the Participant shall not exceed the amount specified in Section 3.1(b).

         If a Participant's employment with the Company terminates before Retirement, and with less than five (5) Years of Service, the Participant's coverage under this Plan shall cease, and the Company shall have no further legal or equitable obligations of any kind to the Participant under this Plan. The Participant shall transfer all incidents of ownership in each Policy providing his coverage under this Plan to the Company, and the Company shall pay to the Participant an amount equal to the Participant's vested interest in the cash value of the Policy (as determined under Section 3.4(c)(i) hereof).

         3.8 No Assignment. A Participant may not assign any part of his right, title, claim, interest, benefit or any other incidents of ownership which he may have in any Policies providing his life insurance coverage under this Plan.

         3.9 Payment of Premiums and Contributions.

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

                  (a) During Employment. All premiums for life insurance coverage under this Plan while a Participant is employed with the Company will be paid by the Company. The Participant will be required each year to reimburse to the Company an amount equivalent to the Economic Benefit of this coverage.

                  (b) After Retirement or Termination of Employment after Completing 5 Years of Service. The Company will not be required to pay any premiums for life insurance coverage under this Plan for Participants following Retirement or termination of employment after completing five (5) Years of Service. The Participant will be required each year to include in income for income tax purposes or to reimburse to the Company an amount equivalent to the Economic Benefit of this coverage, or otherwise may realize taxable income if the Company distributes a policy to him pursuant to Section 3.7(b).

         3.10 Form of Death Benefit. All death benefits payable under this Plan will be in the form of a lump sum death benefit paid directly from the life insurance company to the Participant's Beneficiary under a collateral assignment split dollar life insurance program.

                                   ARTICLE IV

         OPTION TO RETAIN INSURANCE POLICY ON TERMINATION OF EMPLOYMENT

         If a Participant terminates employment with the Company before Retirement and after completing five (5) Years of Service, the Participant may elect, in writing received by the Company not later than sixty (60) days after his termination of employment, to retain the Policy providing his life insurance coverage then in effect under this Plan and obtain a release of the collateral assignment in favor of the Company by paying the Company an amount equal to the Net Cumulative Premiums paid by the Company on the Policy. Payment must be made in cash as a lump sum or by borrowing or withdrawing cash value from the Policy. A Participant's life insurance coverage under this Plan will remain in effect during this sixty (60) day period. A Participant who retains a Policy will cease to be covered under this Plan and will thereafter be required to pay all future premiums on the Policy.


         The option to retain the Policy which is provided under this Article IV shall not apply to any Participant who terminates employment with the Company before completing five (5) Years of Service or after Retirement.

                                    ARTICLE V

               OPTION TO RETAIN INSURANCE POLICY IN CERTAIN EVENTS

         5.1 Option to Retain Policy. The Participant may elect, in writing received by the Company not later than sixty (60) days after the Participant receives written notice from the Company of an event described in Section 5.2, to retain the Policy providing his life insurance coverage then in effect under this Plan and obtain release of the collateral assignment in favor of the Company by paying the Company an amount equal to the greater of (i) the excess of the cash value of the Policy transferred to the Participant over the Participant's vested interest in cash value of the Policy (as provided under Section 3.4) or (ii) the Net Cumulative Premiums paid by the Company on the Policy. A Participant who retains a Policy will cease to be covered under this Plan and will thereafter be required to pay all future premiums on the Policy, except that the Company will be obligated to continue to make up to seven scheduled premium payments for Participants while they remain active Employees.

         5.2 Elimination of Coverage. Any Participant whose coverage is eliminated pursuant to Article VIII of this Plan (without being replaced with equivalent coverage under another plan of the Company) shall have the option pursuant to Section 5.1 to purchase the Policy providing his life insurance coverage in effect under this Plan immediately prior to the elimination of such coverage.

         5.3 Change in Control. For purposes of this Plan the term "Change in Control" shall mean:

                  (a) The occurrence with respect to the Corporation of a "control transaction", as such term is defined in Section 2542 of the Pennsylvania Business Corporation Law of 1988, as of August 15, 1989; or

                  (b) Approval by the stockholders of the Corporation of (i) any consolidation or merger of the Corporation where either (x) the holders of voting stock of the Corporation immediately before the merger or consolidation will not own more than 50% of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation or (y) the Incumbent Directors immediately before the merger or consolidation will not hold more than 50% (rounded to the next whole person) of the seats on the board of directors of the continuing or surviving corporation, or (ii) any sale, lease or exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation; or

                  (c) A change of 25% (rounded to the next whole person) in the membership of the Board of Directors within a 12-month period, unless the election or nomination for election by stockholders of each new director within such period (i) was approved by the vote of 85% (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the 12-month period and (ii) was not as a result of an actual or threatened election with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors. As used in this

Section 5.3, the term "Incumbent Director" means as of any time a director of the Corporation (x) who has been a member of the Board of Directors continuously for at least 12 months or (y) whose election or nomination as a director within such period met the requirements of clauses (i) and (ii) of the preceding sentence.

         Notwithstanding any other provision of this Plan, without the written consent of the Participant (or Beneficiary of a deceased Participant) affected thereby, the Company may not amend or terminate this Plan, except to comply with legal requirements:

                  (a) for a period of twenty-four (24) months following a Change in Control; or

                  (b) at any time thereafter, in any manner which affects any Participant (or Beneficiary of a deceased Participant) who receives payments of benefits under this Plan or has a termination of employment for any reason at any time during the period of twenty-four (24) months following the Change in Control.

                                   ARTICLE VI

                             BENEFICIARY DESIGNATION

         6.1 Designation of Beneficiary. Each Participant shall have the right to designate a Beneficiary or Beneficiaries to whom payment of the Participant's death benefit under this Plan shall be made in the event of the Participant's death. Such designation shall be made on a form prescribed by and delivered to the Company. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Company, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.

         6.2 Failure to Designate Beneficiary. If a Participant shall fail to designate a Beneficiary before his demise, or if no designated Beneficiary survives the Participant, the Committee shall direct the Company to make payment under this Plan to the executor or administrator for the Participant's estate.

                                   ARTICLE VII

                                 ADMINISTRATION

         7.1 Administrator. Except as hereinafter provided, the Committee shall be responsible for the administrative responsibilities hereinafter described with respect to the Plan. Whenever any action is required or permitted to be taken in the administration of the Plan, such action shall be taken by the Committee unless the Committee's power is expressly limited herein or by operation of law. The Committee shall be the Plan "Administrator" (as such term is defined in Section 3(16)(A) of ERISA). The Committee may delegate its duties and responsibilities as it, in its sole discretion, deems necessary or appropriate to the execution of such duties and responsibilities. The Committee as a whole or any of its members may serve in more than one capacity with respect to the Plan.

         7.2 Powers and Duties. The Committee, or its delegates, shall maintain and keep (or cause to be maintained and kept) such records as are necessary for the efficient operation of the Plan or as may be required by any applicable law, regulation, or ruling and shall provide for the preparation and filing of such forms, reports, information, and documents as may be required to be filed with any governmental agency or department and with the Plan's Participants and/or other Beneficiaries.

         Except to the extent expressly reserved to the Company or the Board, the Committee shall have all powers necessary to carry out the administrative provisions of the Plan and to satisfy the requirements of any applicable law or laws. These powers shall include, by way of illustration and not limitation, the exclusive powers and discretionary authority necessary to:

                  (a) construe and interpret the Plan; decide all questions of eligibility; decide all questions of fact relating to claims for benefits; and determine the amount, time, manner, method, and mode of payment of any benefits hereunder;

                  (b) direct the Company and/or the trustee of any trust established at the discretion of the Company to provide for the payment of benefits under the Plan, concerning the amount, time, manner, method, and mode of payment of any benefits hereunder;

                  (c) prescribe procedures to be followed and forms to be used by Participants and/or other persons in filing applications or elections;

                  (d) prepare and distribute, in such manner as may be required by law or as the Committee deems appropriate, information explaining the Plan; provided, however, that no such explanation shall contravene the terms of this Plan or increase the rights of any Participant or Beneficiary or the liabilities of the Company;

                  (e) require from the Company and Participants such information as shall be necessary for the proper administration of the Plan;

                  (f) appoint and retain individuals to assist in the administration and construction of the Plan, including such legal, clerical, accounting, and actuarial services as it may require or as may be required by any applicable law or laws; and

                  (g) perform all functions otherwise imposed upon a plan administrator by ERISA which are not expressly reserved to the Company or the Board, including, but not limited to, those supplemental duties and responsibilities described in the "Mellon Bank Corporation Corporate

Benefits Committee Charter and Summary of Operations" approved by the Board on September 17, 1991 (the "CBC Charter").

         Without intending to limit the generality of the foregoing, the Committee shall have the power to amend the Plan, in whole or in part, in order to comply with applicable law; provided, however, that no such amendment may increase the duties and obligations of the Company without its consent. Except as provided in the preceding sentence or unless directed by the Human Resources Committee of the Board or otherwise required by law, the Committee shall have no power to adopt, amend, or terminate the Plan, said powers being exclusively reserved to the Human Resources Committee of the Board.

         7.3 Procedures. The Committee shall be organized and conduct its business with respect to the Plan in accordance with the organizational and procedural rules set forth in the CBC Charter.

         Notwithstanding the foregoing, if any member of the Committee shall be a Participant hereunder, then in any matters affecting any member of the Committee in his individual capacity as a Participant hereunder, separate and apart from his status as a member of the group of Participants, such interested member shall have no authority to vote in the determination of such matters as a member of the Committee, but the Committee shall determine such matter as if said interested member were not a member of the Committee; provided, however, that this shall not be deemed to take from said interested member any of his rights hereunder as a Participant. If the remaining members of the Committee should be unable to agree on any matter so affecting an interested member because of an equal division of voting, the Human Resources Committee of the Board shall appoint a temporary member of the Committee in order to create an odd number of voting members.

         7.4 Establishment of Rules. The Committee shall have specific authority in its sole discretion to construe and interpret the terms of the Plan related to its powers and duties, and to the extent that the terms of the Plan are incomplete, the Committee shall have authority to establish such rules or regulations related to its powers and duties as it may deem necessary and proper to carry out the intent of the Company as to the purposes of the Plan.

         7.5 Limitation of Liability. The Board, the members of the Committee, and any officer, employee, or agent of the Company shall not incur any liability individually or on behalf of any other individuals or on behalf of the Company for any act, or failure to act, made in good faith in relation to the Plan. No bond or other security shall be required of any such individual solely on account of any individual's power to direct the Company to make the payments required hereunder.

         7.6 Compensation and Insurance. Members of the Committee shall serve without compensation for their services as such. Expenses incurred by members of the Committee in the performance of their duties as herein provided, and the compensation and expenses of persons retained or employed by the Committee for services rendered in connection with the Plan shall, upon approval by the Committee, be paid or reimbursed by the Company.

         The Company shall indemnify and/or maintain and keep in force insurance in such form and amount as may be necessary in order to protect the members of the Committee, their delegates and appointees (other than persons who are independent of the Company and are rendering services to the Committee or to or with respect to the Plan) from any claim, loss, damage, liability, and expense (including costs and attorneys' fees) arising from their acts or failures to act with respect to the Plan, except where such actions or failures to act involve willful misconduct or gross negligence.

         7.7 Removal and Resignation. Any member of the Committee may resign and the Company may remove any member of the Committee in accordance with the procedures established by the CBC Charter. The Committee shall remain fully operative pending the filling of any vacancies, the remaining Committee members having full authority to administer the Plan.

         7.8 Claims Procedure. The right of any Participant or Beneficiary to receive a benefit hereunder and the amount of such benefit shall be determined in accordance with the procedures for determination of benefit claims established and maintained by the Committee in compliance with the requirements of Section 503 of ERISA; which separate procedures, entitled Procedures for Determination of Benefit Claims, are incorporated herein by this reference.

                                  ARTICLE VIII

                        AMENDMENT AND TERMINATION OF PLAN

         Subject to the limitations of Article V, the Human Resources Committee of the Board may at any time amend or terminate the Plan in whole or in part. Except as provided below or in Article V, the Company is not obligated to continue any benefit, any insurance or any insurance policy after such action. Written notice of any amendment or termination of the Plan shall be given to each affected Participant in the Plan.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Restriction on Assignment. A Participant may not assign any part of his right, title, claim, interest, benefit or any other incidents of ownership which he may have in any life insurance coverage under this Plan. Neither the Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable pursuant to this Plan, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable pursuant to this Plan shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, nor be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

         9.2 Tax Liability and Withholding. A Participant may have income for federal, state or local income tax purposes by reason of the Economic Benefit of his insurance coverage provided by the Company under this Plan, both while he is employed with the Company and after his Retirement or termination of employment. The Participant and any Beneficiary shall make appropriate arrangements with the Company for the satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the provision of benefits under this Plan. If no other arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.

         9.3 ERISA Plan. This Plan is covered by Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") as a welfare benefit plan. The Company is the "named fiduciary" of the Plan for purposes of Section 402(a)(2) of ERISA.

         9.4 Employment Not Guaranteed. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Employee any right to be retained in employment with the Company.

         9.5 Protective Provisions. Each Participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If a Participant refuses so to cooperate, the Company shall have no further obligation to the Participant or his Beneficiary under the Plan. If a Participant makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable hereunder to such Participant's Beneficiary, provided, that in the Company's sole discretion, benefits may be payable in an amount reduced to compensate the Company for any loss, cost, damage or expense suffered or incurred by the Company as a result in any way of any such action, misstatement or nondisclosure.

         9.6 Gender Singular & Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity or the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

         9.7 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         9.8 Validity. In the event any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of this Plan, and this Plan shall be deemed to be modified to the least extent possible to make it valid and enforceable in its entirety.

         9.9 Notices and Elections. Any notice or election required or permitted to be given to the Company or the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Human Resources Department of the Company. Such notice or election shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         9.10 Applicable Law. This Plan shall be construed, regulated and administered in accordance with the laws of the Commonwealth of Pennsylvania, except insofar as state law is preempted by ERISA.

         9.11 Waiver of Breach. The waiver by the Company of any provision of this Plan shall not operate or be construed as a waiver of any subsequent breach by the Participant.

         9.12 Benefit. The rights and obligations of the Company under this Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 15th day of March, 1999, effective as of January 15, 1999.


ATTEST:                              MELLON BANK, N.A.

/s/ Carl Krasik                       BY: /s/ D. Michael Roark
--------------------------                --------------------------------------
Carl Krasik                               D. Michael Roark
Assistant Secretary                       Head of the Human Resources Department